THIRD AMENDED AND RESTATED DISTRIBUTION AND SERVICE PLAN

(REIMBURSEMENT)

1. Each Delaware statutory trust listed on Schedule A (individually a “Trust”), severally, on behalf of each of its series portfolios listed on Schedule A (each a “Fund”), has selected Invesco Distributors, Inc. (“IDI”) to provide distribution-related and shareholder services on behalf of and for the classes of shares listed on Schedule A (each a “Class”) of which a Trust is the issuer (the “Shares”), pursuant to Rule 12b-1 under the Investment Company Act of 1940 (the “1940 Act”), according to the terms of this Distribution and Service Plan (the “Plan”). The Plan has been approved by a majority of the Board of Trustees of each Trust (collectively, the “Board”), including a majority of the trustees who are not interested persons of the Trust and who have no direct or indirect financial interest in the operation of the Plan or in any agreements related to the Plan (the “Independent Trustees”), cast in person at a meeting called for the purpose of voting on the Plan.

2. A Trust, on behalf of a Fund, is authorized to reimburse IDI for expenses (subject to the limitations described below) incurred by IDI for services primarily intended to result in the sale of Shares of a Fund, as well as for shareholder services provided for existing shareholders of a Fund. Distribution-related services may include, but are not limited to, printing and distributing prospectuses and reports used for sales purposes, preparing and distributing sales literature (and any related services), advertisements, payment of dealer commissions and wholesaler compensation in connection with sales of certain Fund’s Class A and Class AX Shares exceeding a certain amount set forth in the prospectus for such Fund (for which the Fund imposes no sales charge) and other distribution-related services permitted by Rule 12b-1.

3. IDI is authorized under the Plan to pay or advance to broker-dealers, banks, insurance companies or others who have executed an agreement with a Trust, IDI or any successor to IDI for distribution-related services and shareholder services pursuant to the terms of the executed agreement. Forms of such agreements have been approved from time to time by the Board, including the Independent Trustees.

4. Shareholder service expenses are expenses for personal service and/or maintenance of accounts and may include, but are not limited to, the expenses of assisting in establishing and maintaining customer accounts and records, assisting with purchase and redemption requests, arranging for bank wires, monitoring dividend payments from a Fund on behalf of customers, forwarding certain shareholder communications from a Fund to customers, receiving and answering correspondence, aiding in maintaining the investment of their respective customers in a Fund and providing such other information and services as reasonably requested.

5. The maximum amount which may be reimbursed by the Trust, on behalf of a Fund, to IDI shall be the applicable percentage per annum of the average daily net assets of the respective Class of the Fund set forth on Schedule A. Reimbursement shall be made monthly by the Fund to IDI within 30 days after the close of each month or such other time period as deemed appropriate by

IDI. Reimbursement expenses for Investor Class shares shall be computed over a rolling twelve-month period.

6. In no event shall the aggregate asset-based sales charges to be paid pursuant to the terms of the Plan, plus any other payments deemed to be made pursuant to the Plan, exceed the amount permitted to be paid pursuant to Rule 2341 of the Financial Industry Regulatory Authority or any successor thereto.

7. Payments by a Trust with respect to Shares of a Fund pursuant to the Plan may be made during periods when the Fund has suspended or otherwise limited sales of such Shares so long as appropriate services continue to be provided.

8. Any person authorized to direct the payment of money under the Plan or any agreement related to the Plan shall furnish to the Board for its review, on at least a quarterly basis, a written report of the monies paid pursuant to the terms of the Plan, including the purposes thereof, and shall furnish the Board with such other information as the Board may reasonably request in connection with the payments made under the Plan.

9. The Plan, and any agreements related to the Plan, shall continue in effect for a period of more than one year only so long as such continuance is specifically approved at least annually by a vote of the Board, and of the Independent Trustees, cast in person at a meeting called for the purpose of voting on the Plan and any related agreements.

10. The Plan may be terminated at any time in whole or with respect to Shares of any Class or Fund by vote of a majority of the Independent Trustees, or by vote of a majority of the outstanding voting securities of the Fund or any Class voting separately as and to the extent required by the 1940 Act and the rules thereunder, including Rule 18f-3(a)(3). Termination of the Plan with respect to any Shares of any Class or Fund will not terminate the Plan with respect to Shares of any other Class or Fund that is not terminated.

11. Any agreement related to the Plan:

(a)	must be in writing;

(b)	shall go into effect when approved by a vote of the Board, and its Independent Trustees, cast at a meeting called for the purpose of voting on such agreement;

(c)

may be terminated at any time, without the payment of any penalty, by vote of a majority of the Independent Trustees or by vote of a majority of the outstanding voting securities of a Fund on not more than sixty (60) days’ written notice to any other party to the agreement; and

(d)	will automatically terminate in the event of its assignment (as defined in the 1940 Act).

12. The Plan may not be amended to increase materially the amount to be spent with respect to Shares of any Class or Fund for distribution without approval by a majority of the Class’s or

Fund’s outstanding voting securities (as and to the extent voting separately is required by the 1940 Act and the rules thereunder, including Rule 18f-3(a)(3)).

13. All material amendments to the Plan shall be approved by a vote of the Board, and of the Independent Trustees, cast in person at a meeting called for the purpose of voting on the Plan.

14. So long as the Plan is in effect, the Board shall satisfy the fund governance standards as defined in Rule 0-1(a)(7) under the 1940 Act.

15. The Plan is not binding upon any of the Trustees of the Board or shareholders of a Trust.

16. Where the effect of a requirement of the 1940 Act reflected in any provision of this Plan is revised by rule, interpretation, or order of the U.S. Securities and Exchange Commission, such provisions shall be deemed to incorporate the effect of such rule, interpretation, or order.

SCHEDULE A

TO THE

THIRD AMENDED AND RESTATED DISTRIBUTION AND SERVICE PLAN

(Reimbursement)

AIM Counselor Series Trust (Invesco Counselor Series Trust)

Portfolio	Share Class	Maximum Distribution Amount*		Maximum Shareholder Services Amount		Maximum Aggregate Reimbursable Amount

Invesco American Franchise Fund	Class A Class C Class R	0.25 0.75 0.50	% % %	0.25 0.25 0.25	% % %	0.25 1.00 0.50	% % %

Invesco Equally-Weighted S&P 500 Fund	Class A Class C Class R	0.25 0.75 0.50	% % %	0.25 0.25 0.25	% % %	0.25 1.00 0.50	% % %

Invesco Equity and Income Fund	Class A Class C Class R	0.25 0.75 0.50	% % %	0.25 0.25 0.25	% % %	0.25 1.00 0.50	% % %

Invesco Growth and Income Fund	Class A Class C Class R	0.25 0.75 0.50	% % %	0.25 0.25 0.25	% % %	0.25 1.00 0.50	% % %

Invesco S&P 500 Index Fund	Class A Class C	0.25 0.75	% %	0.25 0.25	% %	0.25 1.00	% %

Invesco Short Duration High Yield Fund	Class A	0.25%		0.25%		0.25%

AIM Equity Funds (Invesco Equity Funds)

Portfolio	Share Class	Maximum Distribution Amount*		Maximum Shareholder Amount		Maximum Aggregate Reimbursable Amount

Invesco Diversified Dividend Fund	Investor	0.25%		0.25%		0.25	%p

AIM Growth Series (Invesco Growth Series)

Portfolio	Share Class	Maximum Distribution Amount*		Maximum Shareholder Services Amount		Maximum Aggregate Reimbursable Amount

Invesco Convertible Securities Fund	Class A Class C	0.25 0.75	% %	0.25 0.25	% %	0.25 1.00	% %

Invesco Quality Income Fund	Class A Class C	0.25 0.75	% %	0.25 0.25	% %	0.25 1.00	% %

Invesco Small Cap Growth Fund	Class A Class C Investor Class	0.25 0.75 0.25	% % %	0.25 0.25 0.25	% % %	0.25 1.00 0.25	% % %

AIM International Mutual Funds (Invesco International Mutual Funds)
Portfolio	Share Class	Distribution Amount*		Maximum Shareholder Services Amount		Maximum Aggregate Reimbursable Amount

Invesco European Growth Fund	Investor	0.25%		0.25%		0.25	%p

AIM Investment Funds (Invesco Investment Funds)

Portfolio	Share Class	Maximum Distribution Amount*		Maximum Shareholder Services Amount		Maximum Aggregate Reimbursable Amount

Invesco Discovery Mid Cap Growth Fund	Class C Class R	0.75 0.50	% %	0.25 0.25	% %	1.00 0.50	% %

Invesco Global Infrastructure Fund	Class A	0.25%		0.25%		0.25%

Invesco Greater China Fund	Class A Class C Class R	0.25 0.75 0.50	% % %	0.25 0.25 0.25	% % %	0.25 1.00 0.50	% % %

Invesco Multi-Asset Income Fund	Class A	0.25%		0.25%		0.25%

AIM Investment Securities Funds (Invesco Investment Securities Fund)

Portfolio	Share Class	Maximum Distribution Amount*		Maximum Shareholder Services Amount		Maximum Aggregate Reimbursable Amount

Invesco Corporate Bond Fund	Class A Class C	0.25 0.75	% %	0.25 0.25	% %	0.25 1.00	% %

Invesco High Yield Fund	Investor Class	0.25%		0.25%		0.25	%p

Invesco Government Money Market Fund	Class AX Class CX	0.15 0.65	% %	0.15 0.25	% %	0.15 0.90	% %

Invesco Real Estate Fund	Class A Investor Class	0.25 0.25	% %	0.25 0.25	% %	0.25 0.25	% %p

Invesco Income Fund	Investor Class	0.25%		0.25%		0.25	%p

Invesco Short Term Bond Fund	Class A	0.15%		0.15%		0.15%

AIM Sector Funds (Invesco Sector Funds)

Portfolio	Share Class	Maximum Distribution Amount*		Maximum Shareholder Services Amount		Maximum Aggregate Reimbursable Amount

Invesco American Value Fund	Class A Class C Class R	0.25 0.75 0.50	% % %	0.25 0.25 0.25	% % %	0.25 1.00 0.50	% % %

Portfolio	Share Class	Maximum Distribution Amount*		Maximum Shareholder Services Amount		Maximum Aggregate Reimbursable Amount

Invesco Comstock Fund	Class A Class C Class R	0.25 0.75 0.50	% % %	0.25 0.25 0.25	% % %	0.25 1.00 0.50	% % %

Invesco Dividend Income Fund	Class A	0.25%		0.25%		0.25%

Invesco Small Cap Value Fund	Class A Class C	0.25 0.75	% %	0.25 0.25	% %	0.25 1.00	% %

Invesco Technology Fund	Class A Class C Investor Class	0.25 0.75 0.25	% % %	0.25 0.25 0.25	% % %	0.25 1.00 0.25	% % %π

Invesco Value Opportunities Fund	Class A Class C	0.25 0.75	% %	0.25 0.25	% %	0.25 1.00	% %

AIM Tax-Exempt Funds (Invesco Tax-Exempt Funds)

Portfolio	Share Class	Maximum Distribution Amount*		Maximum Shareholder Services Amount		Maximum Aggregate Reimbursable Amount

Invesco High Yield Municipal Fund	Class A Class C	0.25 0.75	% %	0.25 0.25	% %	0.25 1.00	% %

Invesco Intermediate Term Municipal Income Fund	Class A Class C	0.25 0.75	% %	0.25 0.25	% %	0.25 1.00	% %

Invesco Municipal Income Fund	Class A Class C Investor Class	0.25 0.75 0.25	% % %	0.25 0.25 0.25	% % %	0.25 1.00 0.25	% % %

Invesco Pennsylvania Municipal Fund	Class C	0.75%		0.15%		0.90%

Invesco Rochester New York Municipals Fund	Class C	0.75%		0.25%		1.00%

Notes

*	Distribution Amounts may also include Asset Based Sales Charges.
π	IDI may not be reimbursed for overhead expenses (overhead expenses defined as customary overhead not including the costs of IDI’s personnel whose primary responsibilities involve marketing the Funds).